Exhibit 4.2

AMENDMENT NO. 1
to
CONVERTIBLE NOTES PURCHASE AGREEMENT

This AMENDMENT NO. 1 to Convertible Notes Purchase Agreement (the “Amendment”), dated March 29, 2012, is entered into by and between Empire Resources, Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature page hereto (the “Majority Purchasers”).

W I T N E S S E T H :

WHEREAS, the Company and the Majority Purchasers have previously entered into that certain Convertible Notes Purchase Agreement, dated as of June 3, 2011 (the “Agreement”);

WHEREAS, the Agreement may be amended by a written instrument signed by the Company and the purchasers under the Agreement holding at least a majority in aggregate principal amount of the outstanding Notes (as defined in the Agreement); and

WHEREAS, the Company and the Majority Purchasers desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1.           Section 5.13(a) of the Agreement is hereby amended in its entirety to read as follows:

“The Company agrees that it shall file with the SEC a registration statement (the “Registration Statement”), for the registration under the Securities Act, of an offering to be made on a continuous basis under the Securities Act covering all of the Common Stock issuable upon conversion of the Notes in accordance with the terms of this Agreement. Furthermore, if, prior to the filing of the Registration Statement with the SEC, the Company proposes to register any of its securities (other than the Common Stock issuable upon conversion of the Notes) under the Securities Act, whether or not for sale for its own account (other than pursuant to Form S-4 or Form S-8 or any successor or similar forms), the Company shall use such registration statement for the registration under the Securities Act of all of the shares of Common Stock issuable upon conversion of the Notes, and such registration statement shall be deemed the Registration Statement for purposes of this Section 5.13. Upon filing of the Registration Statement, the Company shall take all additional actions necessary or appropriate to cause the Registration Statement to become effective by no event later than June 30, 2012 (the “Effectiveness Deadline”), and to cause a current prospectus to be and remain available for delivery in connection with such Common Stock after the Effectiveness Deadline. In addition, the Company agrees to use commercially reasonable efforts to register and qualify for sale such Common Stock under the “blue sky” laws in such states as the Majority Holders shall reasonably request to the extent an exemption is not available.”

2.           The Purchasers hereby waive all damages that may have accrued as a result of this Amendment.

3.           Except as modified and amended herein, all of the terms and conditions of the Agreement shall remain in full force and effect.

4.           This Amendment shall be governed by and construed in accordance with the laws of the State of New York without application of the conflict of laws provisions thereof.

[Signature pages follow]

IN WITNESS WHEREOF, this Amendment is executed and entered into effective as of the date first written above.

COMPANY: EMPIRE RESOURCES, INC. By: /s/ Sandra Kahn Name: SANDRA KAHN Title: Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CONVERTIBLE NOTES PURCHASE AGREEMENT]

[PURCHASER SIGNATURE PAGES TO AMENDMENT NO. 1]

Name of Purchaser: The Leon and Toby Cooperman Family Foundation

Signature of Authorized Signatory of Purchaser: /s/ Leon G. Cooperman

Name of Authorized Signatory: Leon G. Cooperman

Title of Authorized Signatory: Trustee

Number of Notes: ______________________________________________________________

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CONVERTIBLE NOTES PURCHASE AGREEMENT]

[PURCHASER SIGNATURE PAGES TO AMENDMENT NO. 1]

Name of Purchaser: Leon G. Cooperman

Signature of Authorized Signatory of Purchaser: /s/ Leon G. Cooperman

Name of Authorized Signatory: Leon G. Cooperman

Title of Authorized Signatory: Investor

Number of Notes: ______________________________________________________________

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT]